Exhibit 10.39.1

Iowa Execution Version

AMENDED AND RESTATED

MASTER SUB-ADVISORY AGREEMENT

This Amended and Restated Master Sub-Advisory Agreement (this “Agreement”), effective as of April 1, 2014 (the “Effective Date”), is entered into by and among Athene Asset Management L.P., a Cayman Islands exempted limited partnership (the “Investment Manager”), Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), ARM Manager LLC, a Delaware limited liability company (“ARM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”) and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”, and, together with ACM, AGREM, ARM and ALL the “Sub-Advisors”).

WHEREAS, the Investment Manager serves as investment manager to one or more accounts as may be designated by certain insurance companies (each a “Company”) from time to time and set forth on Schedule 1 attached hereto (as amended in accordance with Section 1(c) hereof), as subject to the Investment Manager’s management, pursuant to the Investment Management Agreement set forth opposite each Company’s name on Schedule 1 (each, an “Investment Management Agreement”), with authority to delegate any of its rights and obligations thereunder to one or more sub-advisors;

WHEREAS, the Investment Manager and the Sub-Advisors (other than AEM) previously entered into that certain Master Sub-Advisory Agreement, dated as of October 2, 2013 (the “Original Master Sub-Advisory Agreement”), pursuant to which the Investment Manager retained the Sub-Advisors (other than AEM), upon the terms and conditions set forth in the Original Master Sub-Advisory Agreement, to sub-advise an investment portfolio of one or more of such Company accounts (the portion of the accounts sub-advised by the Sub-Advisor, together with all additions, substitutions and alterations thereto, are individually referred to as an “Account” and, collectively, referred to herein as the “Accounts”);

WHEREAS, the Investment Manager desires to appoint AEM, to sub-advise the Investment Manager with respect to one or more Accounts, and AEM wishes to accept such appointment and join the this Agreement in accordance with the terms of this Addendum; and

WHEREAS, the Investment Manager and the Sub-Advisors desire to amend and restate the Original Master Sub-Advisory Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment of Sub-Advisors.

(a) From time to time, as the Investment Manager and the applicable Sub-Advisors shall agree, the Investment Manager shall designate and appoint one or more Sub-Advisors (acting individually or jointly as the parties may agree), on the terms and subject to the conditions set forth herein, as a sub-investment advisor for one or more Accounts with authority to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts, and the Sub-Advisors (or any of them as the case may be) shall accept such appointment. In addition, the Investment Manager and one or more Sub-Advisors may execute an addendum governing the terms of the sub-advisory services to be provided with respect to any Company, which addendum may, among other things and subject to Section 3(a), supplement or modify the terms of this Agreement relating to such Company’s Account or Accounts (including, without limitation, terms relating to management services, investment guidelines and/or management fees) on terms mutually acceptable to the Investment Manager and the Sub-Advisors (or any of them as the case may be) (each such Addendum, including any schedules thereto, an “Addendum”). The parties intend that each Addendum shall be substantially in the form of the Master Sub-Advisory Agreement Addendum attached hereto as Exhibit A or as otherwise may be agreed upon among the applicable parties.

(b) From time to time, the Investment Manager may designate and appoint additional sub-advisors for one or more Accounts with authority to make recommendations to the Investment Manager with respect to the investment and reinvestment of the funds and assets of such Account or Accounts. Any such designation and appointment shall be effective upon the execution by the Investment Manager and such additional sub-advisor(s) of an Addendum setting forth the terms of the sub-advisory services to be provided by such sub-advisor(s). Following the execution of any such Addendum, each such additional sub-advisor shall be deemed to be a Sub-Advisor for all purposes of this Agreement.

(c) Within a reasonable time after the appointment or termination of any Sub-Advisor with respect to any particular Company, and after the execution of each Addendum, if any, Schedule 1 attached hereto shall be amended to reflect such appointment (by addition to such Schedule) or termination (by deletion from such Schedule), as the case may be, it being understood that Schedule 1 is solely for the convenience of the parties and shall not be evidence of, or precondition for, any such appointment or termination. The Sub-Advisors agree that Schedule 1 may be amended from time to time by the Investment Manager upon written notice to the Sub-Advisors for the purpose of adding additional insurance companies and/or accounts thereto, and, following any such amendment, (i) each such additional insurance company shall be deemed to be a Company for all purposes of this Agreement and (ii) each such additional account shall be deemed to be an Account for all purposes of this Agreement.

2. Management Services; Duties of and Restrictions on Sub-Advisors.

(a) For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Sub-Advisors (or any of them as the case may be) shall be responsible for making recommendations for the investment and reinvestment of the assets of each Account. The Sub-Advisors shall make recommendations to the Investment Manager, and the Investment Manager shall approve or decline such recommendations in its sole discretion. The Sub-Advisors shall be responsible for facilitating execution (through third party brokers or other agents or as otherwise permitted hereby) of any approved investment recommendations in accordance with this Agreement and any instructions provided by the Investment Manager. For the avoidance of doubt, the Sub-Advisors may only execute (or facilitate execution of) transactions in an Account pursuant to this Agreement with the prior consent of the Investment Manager (subject to Section 2(k) below). The Investment Manager shall be responsible for ensuring that any transaction approved by the Investment Manager is permissible under any investment guidelines agreed upon between the Investment Manager and the applicable Company. Where the prior consent of the Investment Manager is required prior to the Sub-Advisor taking any action under this Agreement, the Investment Manager’s written or verbal consent (including consent by electronic mail) shall suffice, unless the express language of this Agreement requires the Investment Manager’s consent in writing, in which case only the signed consent of the Investment Manager shall suffice. Where verbal consent for a particular trade is given by the Investment Manager, and provided that the applicable Sub-Advisor provides normal documentary evidence of such trade on the trade date (i.e., via trade ticket, trade confirmation, trade blotter excerpt or similar means provided in the normal course), the Investment Manager’s consent with respect to such trade shall be deemed evidenced by the absence of the Investment Manager’s objection to such trade in writing (including by electronic mail) prior to the earlier of (i) the close of business on the second business day following the trade date and (ii) the settlement date.

(b) Subject to the other provisions of this Agreement, including, without limitation, Sections 2(a) and 2(h), the Sub-Advisors have authority: (i) to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of domestic and foreign governmental issuers (including federal, state and municipal issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage- and asset- backed securities (including, without limitation, collateralized loan obligations and other collateralized debt obligations), foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in-possession loans, trade receivables, repurchase and reverse repurchase agreements, commercial paper, other securities, futures and derivatives (including interest rate and currency swaps, swaptions, caps, collars and floors), rights and options on all of the foregoing and other investments, assets or property; and (ii) to effect such other investment transactions involving the assets in an Account’s name and solely for such Account, including without limitation, to execute swap, futures, options and other agreements with counterparties. Without the prior written consent of the Investment Manager, the Sub-Advisor shall not open or close any accounts on a Company’s behalf.

(c) With respect to each Account advised by such Sub-Advisor, such Sub-Advisor will have the authority to exercise any voting rights relating to assets of such Account. Upon receipt of the Investment Manager’s prior verbal or written consent, each Sub-Advisor shall be authorized to exercise rights, options, warrants, conversion privileges, and redemption privileges, and to tender securities pursuant to a tender offer, in each case, with respect to such Account. Each Sub-Advisor shall have the authority to exercise, on behalf of each Account managed by such Sub-Advisor, all rights, remedies and obligations associated with assets held in such Account. Each Sub-Advisor shall have the authority to execute trade confirmations, trade tickets, purchase orders, assignment agreements, engagement letters, amendments, forbearance agreements and all other documents related to the purchase, sale, amendment, restructuring or insolvency of assets of an Account managed by such Sub-Advisor; provided that, any exercise of such authority which would result in a conversion or transfer of an asset shall be subject to the prior verbal or written consent of the Investment Manager.

(d) Subject to each respective Investment Management Agreement with respect to each Account, the Investment Manager may rebalance or reallocate assets among such Account in its discretion (or between the Accounts and any other accounts of any Company or other clients of the Investment Manager sub-advised by any Sub-Advisor) and will provide the Sub-Advisors (or any of them as the case may be) with notice of any such rebalancings or reallocations.

(e) The Sub-Advisors (or any of them as the case may be) will reasonably cooperate with the Investment Manager to the limited extent necessary for the Investment Manager to perform such ongoing due diligence reasonably relating to each Account and the Sub-Advisors as the Investment Manager reasonably deems necessary or advisable, provided, that such cooperation shall be at no cost or expense to the Sub-Advisors and any cost or expense associated therewith shall be paid by the Investment Manager.

(f) No Sub-Advisor may retain any sub-advisors or otherwise delegate any of its obligations under this Agreement with respect to each Account managed by such Sub-Advisor without the prior written consent of the Investment Manager; provided that each Sub-Advisor may delegate any of its obligations to its affiliates without the prior consent of the Investment Manager; and provided further that, notwithstanding any delegation permitted pursuant to this Section 2(f), such Sub-Advisor shall always remain responsible to the Investment Manager for such Sub-Advisor’s obligations hereunder with respect to such Company’s Account.

(g) With the written consent of the Investment Manager, each Sub-Advisor shall have the authority to engage such attorneys, accountants and other professionals or advisors as may be necessary or advisable in the discharge of its duties and obligations under this Agreement.

(h) Unless otherwise allowed by an Addendum with respect to a particular Company, none of the Sub-Advisors shall enter into, whether in the name, and on behalf, of any Company or otherwise, any over-the-counter, exchange-traded and other derivative transactions (including any and all contracts or agreements related thereto) in respect of any Accounts without the prior written consent of the Investment Manager (which written consent may be conveyed via electronic mail).

(i) None of the Sub-Advisors shall make a claim for exemption from U.S. withholding tax to the U.S. Internal Revenue Service on the basis that income of any Company is effectively connected with the conduct of a trade or business in the United States, nor shall any Sub-Advisor file a U.S. Internal Revenue Service Form W8-ECI (or any successor form) on behalf of any Company with any withholding agent.

(j) Each Sub-Advisor shall promptly notify the Investment Manager upon its actual knowledge of the occurrence of any event which in the reasonable opinion of such Sub-Advisor would have a materially adverse impact on the ability of such Sub-Advisor to manage each Account sub-advised by such Sub-Advisor.

(k) Notwithstanding anything to the contrary contained herein, the Investment Manager may enter into an arrangement with a Sub-Advisor, either pursuant to an Addendum or other written arrangement, whereby the Sub-Advisor would have discretion with respect to certain transactions other than as set forth in Section 2(a), such as to execute certain transactions for the Accounts without seeking prior consent from the Investment Manager so long as they fit within certain prescribed guidelines or a particular set of issuers, or some other similar agreement; provided that the Investment Manager may revoke such investment discretion at any time upon notice to such Sub-Advisor.

(l) Each Sub-Advisor agrees to use reasonable best efforts to cause its portfolio managers to trade within the Investment Manager’s systems environment, including staging such trades prior to execution.

(m) Each Sub-Advisor and the Investment Manager agree to use commercially reasonable efforts to develop an investment policy statement (an “Investment Policy Statement”) mutually agreed upon by such Sub-Advisor and the Investment Manager with respect to such Sub-Advisor’s asset class and such Investment Policy Statement shall generally include, without limitation, policy statements with respect to such Sub-Advisor’s investment strategy, applicable index (“Index”), investment objectives (including benchmarks), investment constraints and reporting procedures (provided that such reporting procedures shall comply with Section 15 below).

3. Compensation; Expenses.

(a) Except as otherwise set forth in any Addendum entered into in respect of any Account, the Investment Manager agrees to pay the Sub-Advisors a management fee (“Management Fee”) for the services provided pursuant to this Agreement, calculated and paid (A) with respect to each Sub-Advisor, other than with respect to third party CLO equity managed accounts, in accordance with Schedule 2-1 attached hereto (as amended from time to time), (B) with respect to assets purchased by ALL prior to the Effective Date, in accordance with Schedule 2-2 attached hereto (as amended from time to time), (C) with respect to third party CLO equity managed accounts, in accordance with Schedule 2-3 hereto (as amended from time to time). The Management Fee described in Schedule 2-1 and Schedule 2-3, respectively, shall be allocated among the Sub-Advisors as such Sub-Advisors shall determine. Such Management Fee may be amended by an Addendum signed by the Investment Manager and the applicable Sub-Advisor without the consent of the Iowa Insurance Division (the “Division”), provided that such amended Management Fee shall be reimbursed to the Investment Manager by the applicable Company only to the extent such Management Fees have been approved by the Division.

(b) Each Sub-Advisor will be responsible for all fees and expenses incurred by it in performing its obligations under this Agreement except, for the avoidance of doubt, Account Trading and Investment Expenses, which shall be paid by each respective Company out of the assets of the Account of such Company.

(c) For purposes of this Agreement, “Account Trading and Investment Expenses” shall mean all brokerage fees, brokerage commissions and all other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, custodial fees, reasonable transaction legal expenses, regulatory fees or taxes payable in respect of the Account, professional expenses (including fees in connection with the use of proxy voting services) and any other fees and expenses related to the trading and investment activity of the Account as determined by the Sub-Advisors in good faith; provided that such fees and expenses are not duplicative of any services provided by the Investment Managers or agents, brokers, advisors or professionals engaged in any capacity by the Investment Manager.

4. Custodian.

(a) The assets of each Account shall be held by a trustee, custodian or securities intermediary that is a “qualified custodian” as defined in Rule 206(4)–2 under the Investment Advisers Act of 1940 duly appointed by each Company (the “Custodian”), and each Sub-Advisor is authorized to give instructions to the Custodian, in writing, with respect to all investment decisions regarding each Account managed by such Sub-Advisor. Nothing contained herein shall be deemed to authorize the Sub-Advisors to take or receive physical possession of any of the assets for the Account and no Sub-Advisor shall have custody or possession of any such assets, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager or the Sub-Advisors may direct) and the consummation of all purchases, sales, deliveries and investments made pursuant to such Sub-Advisor’s direction shall rest upon the Custodian. The Custodian may be changed with respect to any Company’s Account from time to time upon the written instructions of such Company, subject to any required consents.

(b) Except as expressly provided herein, a Sub-Advisor may not withdraw or substitute funds or other assets from any Account managed by it without the approval of the Custodian (which approval may be subject to the further approval of the applicable Company (as the case may be) and/or the Investment Manager).

(c) Each Company shall instruct the Custodian to send the Investment Manager and the Sub-Advisors (or any of them as the case may be) duplicate copies of all Account statements given to such Company by the Custodian.

5. Brokerage. The Sub-Advisors may designate the brokers or dealers through whom all purchases and sales on behalf of each Account will be made. To the extent permitted by applicable law, such brokers or dealers may include affiliates of the Sub-Advisors. The Sub-Advisors will determine the rate or rates, if any, to be paid for brokerage services provided to each Account. In selecting brokers or dealers to effect transactions on behalf of any Account, the Sub-Advisors, subject to their overall duty to obtain “best execution” of Account transactions, will have authority to and may consider the full range and quality of the ability of the brokers or dealers to execute transactions efficiently, their responsiveness to each Sub-Advisor’s instructions, their facilities, reliability and financial responsibility and the value of any research or other services or products they provide. None of the Sub-Advisors will be obligated to seek in advance competitive bidding for the most favorable commission rate applicable to any particular transaction for any Account or to select any broker-dealer on the basis of its purported posted commission rate. As long as the services or other products provided by a particular broker or dealer (whether directly or through a third party) qualify as “brokerage and research” services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (and relevant Securities and Exchange Commission (“SEC”) interpretations of that section) and the Sub-Advisors (or any of them as the case may be) determine in good faith that the amount of commission charged by such broker or dealer is reasonable in relation to the value of such “brokerage and research services,” the Sub-Advisors (or any of them as the case may be) may utilize the services of that broker or dealer to execute transactions for each Account on an agency basis even if (i) such Account would incur higher transaction costs than it would have incurred had another broker or dealer been used and (ii) such Account does not necessarily benefit from the research or products provided by that broker or dealer.

6. Limitation of Liability.

(a) None of the Sub-Advisors guarantee the future performance of any Account or any specific level of performance, the success of any investment decision or strategy that any Sub-Advisor may use, or the success of any Sub-Advisor’s overall management of any Account. None of the Sub-Advisors provide any express or implied warranty as to the performance or profitability of the Account nor any part thereof nor that any specific investment objectives will be successfully met. Investment decisions made by any Sub-Advisor on behalf of any Account managed by such Sub-Advisor are subject to various market, currency, economic, political and business risks, and those investment decisions will not always be profitable. The Sub-Advisors shall be severally and not jointly liable for their respective obligations and liabilities under this Agreement.

(b) To the maximum extent permitted by law, none of the Sub-Advisors, any affiliate of the Sub-Advisors or any member, partner, shareholder, principal, director, officer, employee or agent of the Sub-Advisors or any such affiliate (each, a “Sub-Advisor Party”) shall be liable for any loss, liability or damage (including attorney’s fees and other related expenses) (“Losses”) resulting from: (i) any act or failure to act by the Custodian, any administrator or any broker or dealer; or (ii) any act or omission by any Sub-Advisor or any permitted Sub-Advisor in connection with the performance of its services under this Agreement (including any Addendum hereto), except in cases of willful misconduct, gross negligence, bad faith or reckless disregard by any Sub-Advisor or any permitted Sub-Advisor of its obligations and duties under this Agreement (including any Addendum hereto). Except as expressly set forth above, none of the Sub-Advisors shall have liability for any Losses suffered, and shall be fully indemnified by the Investment Manager for any Losses it may suffer, as the result of any actions it takes or does not take based on instructions or permissions received from any of the authorized persons of the Investment Manager reasonably believed by such Sub-Advisor to be genuine. Each Sub-Advisor may consult with legal counsel at its cost and expense (without limiting the reimbursement provisions set forth in this Agreement, including those set forth in Section 3(b)) concerning any question which may arise with reference to this Agreement or its duties hereunder, and the opinion of such counsel shall be full and complete protection with respect to, and none of the Sub-Advisors shall have liability for any Losses suffered as a result of, any action taken or suffered by any Sub-Advisor hereunder in good faith and in accordance with the opinion of such counsel. Under no circumstances shall any Sub-Advisor be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

(c) The federal and state securities laws may impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing in this Agreement will waive or limit any rights that the Investment Manager or any Company may have under those laws.

7. Termination.

(a) The terms and provisions of this Agreement shall apply to all transactions from the date of this Agreement and this Agreement shall continue in effect until terminated by the Investment Manager on the one hand, or the Sub-Advisors on the other hand, without penalty, by the terminating party giving written notice to the other party in writing which will take effect 30 days after the date on which notice is received by the other party or such later date as such notice specifies (which shall not exceed 90 days from the date of such notice) or such earlier date as the other party may agree. In addition, this Agreement may be terminated by:

(i) the Investment Manager with respect to any particular Sub-Advisor in the event of: (A) a material breach by such Sub-Advisor; (B) bankruptcy or insolvency by such Sub-Advisor; or (C) the inability of such Sub-Advisor for regulatory reasons to perform its services hereunder; and

(ii) the Sub-Advisors in the event of: (A) a material breach by the Investment Manager; (B) bankruptcy or insolvency by the Investment Manager; or (C) the inability of the Investment Manager for regulatory reasons to perform its services hereunder.

(b) Notwithstanding anything in this Agreement to the contrary, (a) the Investment Manager may suspend all trading in any Account upon 2 business days’ prior written notice to the Sub-Advisors (or any of them, as the case may be) for any or no reason and (b) this Agreement shall automatically terminate upon the termination of the last remaining Investment Management Agreement with respect to the applicable Account listed on Schedule 1.

(c) Upon receipt of a termination notice from the Investment Manager, or delivery of a termination notice by any Sub-Advisor, such Sub-Advisor shall, at the reasonable request of the Investment Manager, continue to perform its functions under this Agreement or in respect of such terminated Account, and shall be entitled to receive the requisite portion of any fees due (including Management Fees) until a successor has been appointed, provided that such Sub-Advisor shall not be required to perform its functions after ninety (90) days from the receipt of a termination notice.

(d) Section 6 of this Agreement shall continue in full force and effect notwithstanding the termination hereof or the invalidation of any provision contained herein.

8. Representations and Warranties.

(a) Each Sub-Advisor, severally and not jointly, represents and warrants to the Investment Manager, as of the date hereof, as follows:

(i) such Sub-Advisor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(ii) such Sub-Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended or is relying on such a registered investment adviser (the “Advisers Act”), and in turn each such Sub-Advisor acknowledges that the Advisers Act provides for the following duty: (A) to act with utmost good faith; (B) to act with loyalty to clients; (C) to provide full and fair disclosure of all material facts; and (D) to employ reasonable care to avoid misleading clients;

(iii) to its knowledge, there are no material suits, actions, claims or proceedings pending or threatened in any court or before or by any governmental, regulatory or administrative body, nor have there been any such material suits, actions, claims or proceedings, to which such Sub-Advisor is a party which might reasonably be expected to have a materially adverse effect on the ability of such Sub-Advisor to perform its duties hereunder;

(iv) the Sub-Advisor has not been subject to any legal or regulatory action, proceeding, or claim involving fraud, misrepresentation or violation of any securities laws, rules or regulations;

(v) in performing its duties and obligations under this Agreement, all acts and omissions taken by such Sub-Advisor in respect of any Account shall be in compliance in all material respects with all applicable laws, rules and regulations;

(vi) such Sub-Advisor has all necessary governmental, regulatory and exchange approvals and licenses and has effected all filings and registrations with all necessary authorities required to conduct its business and to perform its obligations hereunder in all material respects;

(vii) such Sub-Advisor has, and its employees or related parties are subject to, written procedures regarding compliance with all relevant rules and regulations as required by and in conformity with applicable law, and such Sub-Advisor has procedures in place which comply with all relevant anti-money laundering and privacy principles applicable to it pursuant to applicable law;

(viii) such Sub-Advisor has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(ix) this Agreement constitutes a binding obligation of such Sub-Advisor, enforceable against such Sub-Advisor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(x) the execution, delivery and performance of this Agreement by such Sub-Advisor do not violate (A) any law, rule or regulation applicable to such Sub-Advisor, (B) any provision of the articles of incorporation or by-laws of such Sub-Advisor, or (C) any agreement or instrument to which such Sub-Advisor is a party except, in each case, for such violations as would not have a materially adverse effect on the ability of such Sub-Advisor to perform its obligations under this Agreement.

(b) Except as otherwise provided in an Addendum, if any, with respect to a particular Company, the Investment Manager represents and warrants to each Sub-Advisor as follows:

(i) the Investment Manager is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

(ii) the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(iii) this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(iv) the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law, rule or regulation applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except for such violations as would not have a materially adverse effect, directly or indirectly, on the ability of the Investment Manager to perform its duties under this Agreement;

(v) except for the approval of the Iowa Commissioner of Insurance (the “Commissioner”), which shall be required prior to the execution, delivery and performance of this Agreement and any amendment hereto (except as otherwise set forth herein), no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained;

(vi) each Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Investment Manager will promptly notify the Sub-Advisors if such Company ceases to be a QIB; and

(vii) none of the assets contained in any Account are or will be “plan assets” of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

9. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

(a)	If to any Sub-Advisor:

Apollo Capital Management, L.P.

9 W 57th Street

New York, NY 10036

Attention: Joseph Glatt

Email: jglatt@apollolp.com

(b)	If to the Investment Manager:

Athene Asset Management, L.P.

841 Apollo Street, Suite 150

El Segundo, CA 90245

Attention: James Belardi and Legal Department

Telephone: (310) 698-4430

Facsimile: (310) 698-4492

Email: jbelardi@athene.com; legal@athene.com

Addresses may be changed by notice in writing signed by the addressee.

10. No Assignment. This Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties hereto; provided, that, upon 5 days’ prior written notice to the Investment Manager, any Sub-Advisor may assign this Agreement to its affiliates without the prior written consent of the Investment Manager or any Company, provided that such assignment does not result in a change of actual control or management of such Sub-Advisor, which shall be determined with reference to Section 202(a)(1) of the Advisers Act and Rule 202(a)(1)-1 and other guidance issued by the SEC thereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties hereto and their successors and permitted assigns, in each case provided that such successor or assignee agrees to be bound by the terms and conditions of this Agreement.

11. Governing Law. To the extent consistent with any mandatorily applicable federal law, this Agreement shall be governed by the laws of the State of Iowa without giving effect to any principles of conflicts of law thereof that would permit or require the application of the law of another jurisdiction and are not mandatorily applicable by law, and the Iowa District Court in and for Polk County, Iowa, or the United States District Court for the Southern District of Iowa, Central Division, shall have jurisdiction over the subject matter and shall be the appropriate venue or the resolution of any dispute arising under this Agreement.

12. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledge that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

13. Right to Audit. The Investment Manager and it representatives shall have the right, at its own expense, to conduct an audit of the relevant books, records and accounts of each Sub-Advisor related to the Accounts (or any particular Account) managed by such Sub-Advisor during normal business hours upon giving reasonable notice of their intent to conduct such an audit. In the event of such audit, each Sub-Advisor shall comply with the reasonable requests of the Investment Manager and/or any Company and their respective representatives and provide access to all books, records and accounts necessary to the audit and the Investment Manager shall reimburse each Sub-Advisor for its costs and expenses in connection with such audit.

14. Books and Records. Each Sub-Advisor shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of each Company in respect of such Company’s Account. Each Sub-Advisor shall maintain voting records for each Account managed by such Sub-Advisor for a minimum period of five (5) years or for such longer time as may be required by applicable law, and shall make such voting records available to the Investment Manager as the Investment Manager may reasonably request from time to time.

15. Reports. In addition to any notice requirements otherwise described herein, each Sub-Advisor shall, subject to any confidentiality obligations, legal, regulatory or other disclosure restrictions, provide the Investment Manager with (i) reports containing the information set forth on Schedule 5 and (ii) all other information reasonably requested by the Investment Manager that is required to meet the Investment Manager’s compliance, financial reporting, operational and other obligations, to the extent the Sub-Advisor actually possesses such information. Schedule 5 may otherwise be amended, supplemented or modified from time to time as agreed to in writing solely by the Investment Manager and the Sub-Advisors (as applicable) without a formal amendment to the Agreement.

16. Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays arise out of causes beyond the control and without the fault or gross negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes.

17. Non-Exclusive Dealings with and by Sub-Advisor Parties; Conflicts of Interest.

(c) Although nothing herein shall require any Sub-Advisor to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, each Sub-Advisor shall furnish continuous investment advisory services for the Accounts and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal business days and hours as it shall reasonably determine to be necessary for each Account to achieve its investment objective(s); provided, however, that nothing contained in this Section 17(a) shall preclude the Sub-Advisor Parties from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether any Company, Account or any Sub-Advisor Party has dealings with or invests in such enterprise.

(d) The Investment Manager understands that each Sub-Advisor will continue to furnish investment management and advisory services to others, and that each Sub-Advisor shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from or inconsistent with, those made to each Account. The Investment Manager further understands that the Sub-Advisor Parties may or may not have an interest in the securities whose purchase and sale any Sub-Advisor may recommend. Actions with respect to securities of the same kind may be the same as or different from or inconsistent with the action which the Sub-Advisor Parties or other investors may take with respect thereto. Furthermore, the Investment Manager understands and agrees that each Sub-Advisor Party shall have the right to engage, directly or indirectly, in the same or similar business activities or lines of business as any Sub-Advisor and any other Sub-Advisor Party and no knowledge or expertise of any Sub-Advisor Parties or any opportunities available to such Sub-Advisor Parties shall be imputed to any Sub-Advisor or any other Sub-Advisor Parties.

(e) The Investment Manager agrees that each Sub-Advisor may refrain from rendering any advice or services concerning securities of companies of which any of the Sub-Advisor Parties are directors or officers, or companies as to which the Sub-Advisor Parties have any substantial economic interest or possesses material non-public information, unless such Sub-Advisor either determines in good faith that it may appropriately do so without disclosing such conflict to the Investment Manager and any applicable Company or discloses such conflict to the Investment Manager and such Company prior to rendering such advice or services with respect to any Account.

(f) From time to time, when determined by any Sub-Advisor to be in the best interest of any Company and with the prior approval of the Investment Manager, the Account in respect of such Company may purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by such Sub-Advisor or an affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to such Company in such Sub-Advisor’s reasonable judgment.

(g) Notwithstanding anything else in this Agreement to the contrary, none of the Sub-Advisors shall be under any obligation to effect trades or satisfy any other obligation required of it herein if such Sub-Advisor determines that such transactions might be adverse to the interests of clients managed by such Sub-Advisor or its affiliates. Each Sub-Advisor shall be entitled to consider its fiduciary duties to all clients that hold parallel positions in the securities to be sold or distributed, if any. In the event that, in accordance with this provision, a Sub-Advisor declines to follow the instructions of the Investment Manager, the Sub-Advisor will notify the Investment Manager of such conflict and its decision with respect thereto. For the avoidance of doubt, if the Sub-Advisor determines not to follow the direction of the Investment Manager, nothing herein shall prevent the Investment Manager from immediately making a full or partial withdrawal from the applicable Account(s) and proceeding with the relevant course of action on its own.

18. Aggregation and Allocation of Orders.

(a) The Investment Manager acknowledges that circumstances may arise under which a Sub-Advisor determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of such Sub-Advisor’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Investment Manager acknowledges that, while such Sub-Advisor will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on an equitable basis, such Sub-Advisor shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for each Account (or for the other accounts advised or sub-advised by such Sub-Advisor), such Sub-Advisor may average the various prices and charge or credit any Account with the average price.

(b) It is each Sub-Advisor’s general policy to allocate investment opportunities among investment funds and client accounts on a basis that such Sub-Advisor and its affiliates determine in good faith to be appropriate taking into consideration such factors as each client’s and investment fund’s primary mandate, the relative amounts of capital available for investment (after taking into account applicable reserves), and any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing strategy of the client or investment fund, reasons of portfolio balance, the nature and extent of involvement in the transaction on the part of the respective teams of investment professionals and other factors deemed applicable by such Sub-Advisor and its affiliates in good faith.

19. Sub-Advisors Independent. For all purposes of this Agreement, each Sub-Advisor shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Investment Manager, any Company or any Company’s shareholders in any way, except as expressly provided herein, and shall not otherwise be deemed to be an agent of any Company. Nothing contained herein shall create or constitute any Sub-Advisor, the Investment Manager and/or any Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein. Each Sub-Advisor shall be severally liable for its own obligations and the Investment Manager shall have no recourse to any Sub-Advisory for the actions or omissions of any other Sub-Advisor.

20. Entire Agreement. Except for those documents, agreements or Addendums referred to herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes from and after the Effective Date all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein.

21. Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

22. Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as set forth herein or in any Addendum, this Agreement may not be modified or amended, except by an instrument in writing approved by the Commissioner and signed by the party to be bound or as may otherwise be provided for herein.

23. Addendums. In the event that the Investment Manager and the Sub-Advisors (or any of them as the case may be) execute an Addendum to this Agreement, such Addendum shall be deemed to be attached to and become a part of this Agreement and the terms of this Agreement shall be amended, supplemented or modified by the terms of such Addendum as applicable. In the event of conflict between this Agreement and any Addendum, the terms and conditions contained in such Addendum shall control. Upon the execution by the Investment Manager and the Sub-Advisors (or any of them, as the case may be) of any Addendum, this “Agreement” shall be deemed to include the terms set forth in any such Addendum.

24. No Recourse to Companies. Each Sub-Advisor acknowledges and agrees that such Sub-Advisor shall not have any recourse against any Company for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with this Agreement or any transaction contemplated hereunder.

25. Third-Party Beneficiary. Notwithstanding any provision herein to the contrary, each Sub-Advisor and the Investment Manager acknowledge and agree that each Company is an intended third-party beneficiary of each term and provision hereof and each term and provision of this Sub-Advisory Agreement may be enforced by the Company.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT, L.P.

By: AAM GP Ltd., its General Partner

Name:	James R. Belardi
Title:	Chief Executive Officer

APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management, GP, LLC,
its General Partner

Name:
Title:

APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P.

By: Apollo Global Real Estate Management GP, LLC, its General Partner

Name:
Title:

ARM MANAGER LLC

Name:
Title:

Signature Page (1 of 2)

Amended and Restated Master Sub-Advisory Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT, L.P.

By: AAM GP Ltd., its General Partner

Name:	James R. Belardi
Title:	Chief Executive Officer

APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management, GP, LLC, its General Partner

Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P.

By: Apollo Global Real Estate Management GP, LLC, its General Partner

Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

ARM MANAGER LLC

Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

Signature Page (1 of 2)

Amended and Restated Master Sub-Advisory Agreement

APOLLO LONGEVITY, LLC

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management, GP, LLC, its General Partner

Name:	JOSEPH D. GLATT
Title:	VICE PRESIDENT

APOLLO EMERGING MARKETS, LLC

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management, GP, LLC, its General Partner

Name:	Joseph D. Glatt
Title:	Vice President

Signature Page (2 of 2)

Amended and Restated Master Sub-Advisory Agreement

Schedule 1

Schedule of Accounts

Company	Investment Management Agreement	Sub-Advisor	Addendum
ATHENE ANNUITY AND LIFE COMPANY (f/k/a AVIVA LIFE AND ANNUITY COMPANY), a life insurance company domiciled in the State of Iowa (“AAIA”)	Investment Management Agreement dated as of October 2, 2013, by and between AAIA and the Investment Manager	ACM, AGREM, ARM, ALL, AEM	N/A

STRUCTURED ANNUITY REINSURANCE COMPANY, a life insurance company domiciled in the State of Iowa (“STAR”)	Investment Management Agreement dated as of October 2, 2013, by and between STAR and the Investment Manager	ACM, AGREM, ARM, ALL, AEM	N/A

AVIVA RE USA IV, INC., a life insurance company domiciled in the State of Vermont (“AUSAIV”)	Investment Management Agreement dated as of October 2, 2013, by and between AUSAIV and the Investment Manager	ACM, AGREM, ARM, ALL, AEM	N/A

Schedule 1

Schedule 2-1

Management Fee Schedule

1.	Management Fee. In consideration of the services performed under the Agreement, the Investment Manager shall pay to the Sub-Advisors (allocated among such Sub-Advisors as such Sub-Advisors shall determine) a management fee (the “Management Fee”), calculated and paid quarterly in arrears as a percentage of Average Month-End Net Asset Value of assets in all the Accounts managed by the Sub-Advisors (unless otherwise agreed to by the parties1), (other than Third Party CLO Equity Managed Account (as described on Schedule 2-3)2) pursuant to the following schedule, which shall take effect with respect to new and existing assets as of the Effective Date[3]:

Assets Under Management[4]	Management Fee Rate[5]

< $10,000,000,000	40 bps (0.40%) per annum
> $10,000,000,000	35 bps (0.35%) per annum

[1]	For the avoidance of doubt but subject to Section 2(a), to the extent that a Sub-Adviser invests on behalf of the Account in an affiliate-managed CLO (a) to the extent that such investment is on a secondary basis in one of the debt and/or equity tranches of such CLO, the Account will be charged fees pursuant to this Schedule 2-1; and (b) to the extent that such investment is on a primary basis, the agreement governing the Account’s investment into the affiliate-managed CLO will govern the treatment of fees in such instance (and not, for the avoidance of doubt, this Schedule 2-1). In addition, the Investment Manager shall be responsible for any servicing fees associated with the sub-advised mortgage and mezzanine real estate loan portfolio.
[2]	For the avoidance of doubt, this fee schedule does not apply to future or existing investments in Apollo funds (which as of the date hereof includes but is not limited to TRF, COF 3, EPFs, FCIs, all the ALM and ALME CLO sand related warehouses, the levered CMBS funds and APC), or to any investments made by Apollo Royalties Management LLC. Additionally, this fee schedule does not apply to investments in MCF CLO II (f/k/a Kirkwood), which is covered by Schedule 2-3 hereof). Fees with respect to the Third Party CLO Equity Managed Account are charged pursuant to Schedule 2-3, and the Project Orange Trade will be included in the Third Party CLO Equity Managed Account and charged accordingly.
[3]	For the avoidance of doubt, this fee schedule applies to certain trades, notwithstanding that they took place prior to the Effective Date, as set forth on Schedule 6.
[4]	“Assets Under Management” shall be calculated in the aggregate to include the investment assets of or relating to Athene Holding Ltd. (“Athene”) and its subsidiaries, managed by ACM, AGREM, ARM, ALL, AEM or an affiliate thereof, whether under this Agreement or separate sub-advisory agreement with the Investment Manager, including cash and all assets in surplus accounts and funds withheld accounts, modified coinsurance accounts and reinsurance trusts supporting reinsurance agreements entered into by Athene and managed by ACM, AGREM, ARM, ALL and AEM. For the avoidance of doubt, Assets Under Management shall not include future or existing investments in Apollo managed funds (which as of the date hereof includes but is not limited to TRF, COF 3, EPFs, FCIs, all the ALM, ALME or other affiliated CLOs or CLO-sponsored vehicles and related warehouses, APC, the levered CMBS funds) or any investments made by Apollo Royalties Management LLC; provided, that, notwithstanding the foregoing, to the extent that the Account invests in any affiliated CLO or CLO-sponsored vehicle pursuant to which the Account is charged fees pursuant to this Section 2-1, such investment in such affiliated CLO or CLO-sponsored vehicle shall be included in Assets Under Management.
[5]	For the avoidance of doubt, this Schedule 2.1 shall not apply to any Apollo controlled investment entities, the fee schedule of which shall be governed by a separate schedule or other governing document.

Schedule 2-1

For the avoidance of doubt, the step-down in Management Fee Rate from 40 bps to 35 bps will only apply to the portion of Assets Under Management in excess of $10,000,000,000 based on the net asset value of the Accounts.

The “Average Month-End Net Asset Value” shall be the average of the month-end aggregate net asset value of the Accounts during the calendar quarter. If the period in respect of which a Management Fee is payable is less than a calendar quarter, then the Management Fee shall be pro rated accordingly. For the avoidance of doubt, for a given month, Average Month-End Net Asset Value shall be calculated based on trade date holdings plus accrued interest.

2.	Valuation. Each Sub-Advisor, through its designee, shall (i) be responsible for determining the value of the assets that are purchased for the Accounts that it manages in accordance with such Sub-Advisor’s existing policies and procedures, and (ii) shall use commercially reasonable efforts to submit a proposed valuation of such Accounts within 5 business days (but in no event later than 6 business days) following each month-end to the Investment Manager. The parties hereto agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Accounts for purposes of determining the Management Fees.

3.	Payment of Fees. The Management Fee will be calculated, billed, and paid quarterly in arrears, based on the Average Month-End Net Asset Value as of the last business day of each and all of the three calendar months during the relevant quarter, or in the case of any partial quarterly period, the last day of each calendar month during the relevant period and the last business day of such period. The Investment Manager will pay any Management Fees payable hereunder within 30 calendar days following receipt by the Investment Manager of an invoice for such fee, detailing the calculation of such fee. The Investment Manager and the Sub-Advisors shall agree on the form and substance of such invoice before the first Management Fee billing cycle. Upon termination of the Agreement, any outstanding Management Fee shall become immediately payable by the Investment Manager.

4.	Incentive Fees. For the avoidance of doubt, the provisions governing incentive fees on existing assets remain intact and shall not be deemed amended by this Agreement. The Investment Manager and each Sub-Advisor may agree in writing from time to time on an incentive fee with respect to particular investments or asset classes managed by such Sub-Advisor.

Schedule 2-1

Schedule 2-2

ALL

Legacy Incentive Fee Schedule

1.	Incentive Fee. In addition to the Management Fee set forth on Schedule 2.1, solely with respect to assets purchased by ALL prior to the Effective Date, the Investment Manager shall pay to ALL an incentive fee equal to twenty percent (20%) of the realized proceeds (including principal repayments and coupon payments, “Proceeds”) in excess of the cost of each investment recommended by ALL, subject to the return of any realized losses on investments recommended by ALL pursuant to this Schedule 2-2 and return of the Preferred Return in respect to each investment, each as fully described below (the “Incentive Fee” and together with the Management Fee, the “Fees”). Specifically, Proceeds from each investment will be allocated as follows:

(i)	First, to the Investment Manager’s applicable clients (the “Clients”) until such Clients have received an amount equal to: (a) the cost of such investment, plus (b) an amount equal to any previously unreturned realized losses from investments recommended by ALL pursuant to this Schedule 2-2;

(ii)	Second, to the applicable Clients until such Clients have received an amount equal to interest at the rate of eight percent (8%) per annum, compounded annually, on the cost of such investment, computed from the dates the applicable Clients purchased such investment until the dates that such Clients have been returned the applicable amounts with respect to such investment pursuant to item (i) above (the “Preferred Return”);

(iii)	Third, (a) 80% to ALL and (b) 20% to the applicable Clients, until ALL has received an amount equal to twenty percent (20%) of the sum of the allocations made pursuant to item (ii) above with respect to such investment and amounts then and previously allocated pursuant to this item (iii) with respect to such investment; and

(iv)	Finally, 80% to the applicable Clients and 20% to ALL.

For the avoidance of doubt, (i) other than temporary impairments, determined by each applicable Client in accordance with such Client’s accounting policies and procedures, shall be treated as realized losses and (ii) the applicable Clients will not receive any unreturned Preferred Return with respect to any investment recommended by ALL from the Proceeds of any other investment recommended by ALL.

Upon termination of the Agreement, a clawback calculation will be completed based on the aggregate Proceeds received from all realized investments recommended by ALL pursuant hereto, and ALL shall be required to repay any Incentive Fee previously paid to ALL to the extent that any realized losses from investments recommended by ALL pursuant to this Schedule 2-2 remain unreturned to the applicable Clients upon such termination.

Schedule 2-2

2.	Valuation. ALL shall be responsible for determining the value of the Accounts that it manages in accordance with ALL’s existing policies and procedures and shall use commercially reasonable efforts to submit a proposed valuation of such Accounts within 5 business days (but in no event later than 6 business days) following each month-end to the Investment Manager. The parties hereto agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Accounts for purposes of determining the Fees.

3.	Incentive Fee. Incentive Fee will be paid quarterly in arrears. As referenced in Schedule 2.1, provisions governing incentive fees on existing assets remain intact and shall not be deemed amended by this Agreement. The Investment Manager and each Sub-Advisor may in addition agree in writing from time to time on an incentive fee with respect to particular investments or asset classes managed by such Sub-Advisor.

Schedule 2-2

SCHEDULE 2-3

Third Party CLO Equity Managed Account

1.	Management Fee. In consideration of the services performed under the Agreement and pursuant to this Schedule 2-3, the Investment Manager shall pay a management fee (the “Management Fee”), calculated and paid quarterly in arrears as a percentage of Average Month-End Net Asset Value equal to 100 bps per annum on the invested assets of the applicable Accounts. For the avoidance of doubt, CLO warehouses shall be treated as CLO equity for purposes of this Schedule 2-3.

The “Average Month-End Net Asset Value” shall be the average of the month-end aggregate net asset value of the Accounts during the calendar quarter. If the period in respect of which a Management Fee is payable is less than a calendar quarter, then the Management Fee shall be pro rated accordingly. For the avoidance of doubt, for a given month, Average Month-End Net Asset Value shall be calculated based on trade date holdings plus accrued interest.

2.	Incentive Fee (excluding Kirkwood III (MCF CLO II)). In addition to the Management Fee set forth above, the applicable Sub-Advisor shall receive an incentive fee equal to fifteen percent (15%) of the realized proceeds (including principal repayments and coupon payments, “Proceeds”) in excess of the cost of each investment recommended by the applicable Sub-Advisor, subject to the return of any realized losses on investments recommended by the applicable Sub-Advisor pursuant to this Schedule 2-3 and return of the Preferred Return in respect to each investment, each as fully described below (the “Incentive Fee” and together with the Management Fee, the “Fees”). Specifically, Proceeds from each investment will be allocated as follows:

(i)	First, to the Investment Manager’s applicable clients (the “Clients”) until such Clients have received an amount equal to: (a) the cost of such investment, plus (b) an amount equal to any previously unreturned realized losses from investments recommended by the applicable Sub-Advisor pursuant to this Schedule 2-3;

(ii)	Second, to the applicable Clients until such Clients have received an amount equal to interest at the rate of ten percent (10%) per annum, compounded annually, on the cost of such investment, computed from the dates the applicable Clients purchased such investment until the dates that such Clients have been returned the applicable amounts with respect to such investment pursuant to item (i) above (the “Preferred Return”); and

(iii)	Finally, 85% to the applicable Clients and 15% to the applicable Sub-Advisor.

CLO equity investments in Kirkwood III (MCF CLO II) (“Kirkwood”) shall be excluded for purposes of determining incentive fees payable above.

For the avoidance of doubt, (i) other than temporary impairments, determined by each applicable Client in accordance with such Client’s accounting policies and procedures, shall be treated as realized losses and (ii) the applicable Clients will not receive any unreturned Preferred Return with respect to any investment recommended by the applicable Sub- Advisor from the Proceeds of any other investment recommended by the applicable Sub-Advisor.

Schedule 2-3

Upon termination of the Agreement, a clawback calculation will be completed based on the aggregate Proceeds received from all realized investments recommended by the applicable Sub-Advisor pursuant hereto, and the applicable Sub-Advisor shall be required to repay any Incentive Fee previously paid to the applicable Sub-Advisor to the extent that any realized losses from investments recommended by the applicable Sub-Advisor pursuant to this Schedule 2-3 remain unreturned to the applicable Clients upon such termination.

3.	Incentive Fee for Kirkwood. In addition to the Management Fee set forth above, the applicable Sub-Advisor shall receive, with respect to the Kirkwood equity investment, an incentive fee equal to 12.5% of Proceeds in excess of the cost of such investment and receipt by the applicable Clients of the Preferred Return (as defined below). Specifically, Proceeds from the Kirkwood equity investment will be allocated as follows:

(i)	First, to the applicable Clients, until such Clients have received an amount equal to the cost of such investment;

(ii)	Second, to the applicable Clients until the such Clients have received an amount equal to interest at the rate of ten percent (10%) per annum, compounded annually, on the cost of such investment, computed from the dates the applicable Clients purchased such investment until the dates that such Clients have been returned the applicable amounts with respect to such investment pursuant to item (i) above (the “Preferred Return”); and

(iii)	Finally, 87.5% to the applicable Clients and 12.5% to the applicable Sub-Advisor.

4.	Valuation. Each Sub-Advisor, through its designee, shall (i) be responsible for determining the value of the assets that are purchased for the Accounts that it manages in accordance with such Sub-Advisor’s existing policies and procedures, and (ii) use commercially reasonable efforts to submit a proposed valuation of such Accounts within 5 business days (but in no event later than 6 business days) following each month-end to the Investment Manager. The parties hereto agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Accounts for purposes of determining the Management Fees.

5.	Payment of Fees. The Management Fee will be calculated, billed, and paid quarterly in arrears, based on the Average Month-End Net Asset Value as of the last business day of each and all of the three calendar months during the relevant quarter, or in the case of any partial quarterly period, the last day of each calendar month during the relevant period and the last business day of such period. The Investment Manager will pay any Management Fees payable hereunder within 30 calendar days following receipt by the Investment Manager of an invoice for such fee, detailing the calculation of such fee. The Investment Manager and the Sub-Advisors shall agree on the form and substance of such invoice before the first Management Fee billing cycle. Upon termination of the Agreement, any outstanding Management Fee shall become immediately payable by the Investment Manager.

Schedule 2-3

SCHEDULE 3

AEM

Investment Guidelines

1. AEM Investment Discretion. In accordance with Section 2(k) of the Agreement AEM may execute (or facilitate execution of) transactions on behalf of one or more Accounts without the prior consent of the Investment Manager, so long as:

(a) immediately after giving effect to such transactions, to the knowledge of AEM, the holdings of each Account for which AEM acts as Sub-Advisor is in compliance with these Investment Guidelines or as otherwise may be agreed in writing between the Investment Manager and AEM and subject to the terms of this Addendum (as amended or supplemented from time to time by agreement of the Investment Manager and AEM, the “Investment Guidelines”); and

(b) the issuers in such transactions are included among the pre-approved list of issuers set forth in Schedule 4 attached hereto (as amended or supplemented from time to time by written agreement of the Investment Manager and AEM, the “Approved Issuers List”).

Notwithstanding the foregoing, the Investment Manager may revoke such investment discretion at any time upon notice to AEM. This Schedule 3 and the Schedule 4 attached to the Agreement may otherwise be amended, supplemented or modified from time to time as agreed to in writing solely by the Investment Manager and AEM without a formal amendment to the Agreement. For the avoidance of doubt, AEM shall be required to seek the written consent of the Investment Manager, to the extent practicable, prior to executing any transactions that do not comply with the Investment Guidelines or are not included among the pre-approved classes of transactions on the Approved Issuers List, and the Investment Manager shall approve, decline or ratify such transactions, as applicable, in its sole discretion.

2. Investment Guidelines.

The Investment Guidelines set forth herein may be amended or waived only by the agreement of AEM and the Investment Manager, and the Investment Manager may request AEM to make suitable modifications to this Schedule 3 to reflect any change in market or other circumstances; provided, that any modification to this Schedule 3 requested by the either party shall become effective only upon agreement by both parties. AEM shall use its reasonable efforts to comply with these Investment Guidelines during the initial ramp-up period commencing on the date of this Addendum and ending on January 31, 2015, but AEM shall not be required to be in compliance with these Investment Guidelines during such ramp-up period. All percentages set forth below are intended as “soft” limits and shall be measured at the time of acquisition of an asset only, based on market value, and therefore should be measured on an incurrence basis only. AEM shall be entitled to maintain or improve its position with respect to such limits after the time of acquisition of an asset.

Schedule 3

AEM will invest primarily in the following emerging markets: Central and Eastern Europe, the Middle East and Africa, Latin America and Asia.

•	Regions: No more than 50% of Net Asset Value of the assets being managed by AEM on behalf of the Investment Manager (“NAV”) in any one region as defined by the JPMorgan Corporate Emerging Market Bond Indices.

•	Countries: No more than 25% of NAV in any one country.

•	For purposes of this Addendum, “country” is defined based on the country in which the principal place of business of the issuer is located.

•	Exposure to a single sector (as defined in the JPMorgan Corporate Emerging Market Bond Indices) and sovereigns: 25% of NAV

•	Sector for Financials: 40% of NAV overall, banks: 30% of NAV, and other subsectors: 12.5% of NAV

•	Issuer Concentration: No more than 5% of NAV in any one issuer.

Credit Ratings. AEM will not invest in debt securities, measured at the time of acquisition, rated lower than Investment Grade. “Investment Grade” means an investment which is, (i) if rated by the Securities Valuation Office of the National Association of Insurance Commissioners (the “SVO”), rated Class 1 or 2, and (ii)(A) if rated by one Nationally Recognized Statistical Rating Organization (an “NRSRO”), rated investment grade by such NRSRO, (B) if rated by two NRSROs, rated investment grade by the NRSRO assigning the lower of the two ratings, or (C) if rated by three or more NRSROs, rated investment grade by the NRSRO assigning the second lowest rating of the NRSROs.

Schedule 3

SCHEDULE 4

AEM

Approved Issuers List

Issuer Name	Ticker	Region

African Bank Ltd	ABLSJ	South Africa
Amber Circle Funding Ltd	ACIRC	China
ADCB Finance Cayman Ltd	ADCBUH	Abu Dhabi
Emirate of Abu Dhabi	ADGB	Abu Dhabi
Abu Dhabi Sukuk	ADIBUH	Abu Dhabi
Waha Capital PJSC	ADWA	Abu Dhabi
Anadolu Efes Biracilik ve Malt Sanayii Anonim Sirketi	AEFES	Turkey
AES Gener S.A.	AESGEN	Chile
Akbank T.A.S.	AKBNK	Turkey
Alicorp S.A.A.	ALIPE	Peru
ALPEK, S.A.B. de C.V.	ALPEKA	Mexico
America Movil S.A.B. de C.V.	AMXLMM	Mexico
Embotelladora Andina S.A.	ANDINA	Chile
Grupo Aval SA	AVALCB	Colombia
AXIS Bank Limited	AXSBIN	India
Banco de Bogota SA	BANBOG	Colombia
Banco do Brasil SA/Cayman	BANBRA	Brazil
Banco del Estado de Chile	BANCO	Chile
Banco Mercantil del Norte SA	BANORT	Mexico
Banco Votorantim SA	BANVOR	Brazil
Bangkok Bank Public Co. Ltd.	BBLTB	Thailand
BBVA Bancomer SA/Texas	BBVASM	Mexico
Bank of China (Hong Kong) Limited	BCHINA	Hong Kong
Banco de Credito e Inversiones	BCICI	Chile
BBVA Banco Continental SA	BCOCPE	Peru
Bancolombia SA	BCOLO	Colombia
Banco de Credito del Peru	BCP	Peru
Beijing Enterprises Holdings Ltd.	BEIENT	China
S.A.C.I. Falabella	BFALA	Chile
Bharti Airtel International (Netherlands) B.V.	BHARTI	India
Grupo Bimbo, S.A.B. de C.V.	BIMBOA	Mexico
Banco Internacional del Peru SAA	BINTPE	Peru
BNDES Participiones	BNDES	Brazil
Scotiabank Peru	BNSCN	Peru
Bank of Baroda	BOBIN	India
BOC Aviation Pte. Ltd.	BOCAVI	China
Bank of India	BOIIN	India
Bharat Petroleum Corp. Ltd.	BPCLIN	India

Schedule 4

Banco Bradesco SA/Cayman Islands	BRADES	Brazil
Braskem S.A.	BRASKM	Brazil
Republic of Brazil	BRAZIL	Brazil
BRF S.A.	BRFSBZ	Brazil
Banco Santander Mexico SA Institucion de Banca Multiple Grupo Financiero Santand	BSANTM	Mexico
BTG Investments LP	BTGINV	Brazil
Banco BTG Pactual	BTGPBZ	Brazil
BM&F Bovespa SA	BVMFBZ	Brazil
Caixa Economica Federal	CAIXBR	Brazil
Gas Natural de Lima y Callao S.A.	CALLAO	Peru
Commercial Bank of Dubai PSC	CBDUH	Dubai
Coca-Cola Icecek A.S.	CCOLAT	Turkey
Corporación Nacional del Cobre de Chile	CDEL	Chile
Celulosa Arauco y Constitucion SA	CELARA	Chile
Cencosud S.A.	CENSUD	Chile
CEZ, a.s.	CEZCP	Czech
Comisión Federal De Electricidad	CFELEC	Mexico
China State Construction International Holdings Ltd	CHCONS	China
Republic of Chile	CHILE	Chile
Govt of the Peopl’s Republic of China	CHINA	China
China Merchants Holdings (International) Company Limited	CHINAM	China
CLP Holdings Ltd.	CHINLP	Hong Kong
China Overseas Land & Investment Ltd.	CHIOLI	China
China Resources Gas Group Limited	CHIRES	China
China Mengniu Dairy Co. Ltd.	CHMEDA	China
China Railway Group Limited	CHRAIL	China
Cielo SA	CIELBZ	Brazil
Kookmin Bank Co. Ltd.	CITNAT	Korea
Inversiones CMPC S.A.	CMPCCI	Chile
CNPC Finance (HK) Limited	CNPCCH	China
COFCO (Hong Kong) Co., Ltd.	COFCO	Hong Kong
COFIDE	COFIDE	Peru
Colbun S.A.	COLBUN	Chile
Republic of Colombia	COLOM	Colombia
CBQ Finance Ltd	COMQAT	Qatar
Corpbanca SA	CORBAN	Chile
Telefónica Chile, S.A.	CTCACI	Chile
Govt of the Czech Republic	CZECH	Czech
Banco Davivienda SA	DAVIVI	Colombia
Delek & Avner [Tamar Bond Ltd]	DEVTAM	Israel
Dubai Electricity And Water Authority	DEWAAE	Dubai
Doha Finance Ltd	DHBKQD	Qatar
Dubai Sukuk	DIBUH	Dubai
Dolphin Energy Limited	DOLNRG	Abu Dhabi

Schedule 4

DP World Limited	DPWDU	Dubai
Emirate of Dubai	DUGB	Dubai
Emirates NBD	EBIUH	Dubai
E-CL S.A.	ECLCI	Chile
Ecopetrol SA	ECOPET	Colombia
Empresa de Energia de Bogotá S.A. ESP	EEBCB	Colombia
Transportadora de Gas Internacional S.A E.S.P	EEBCB	Colombia
Empresas Públicas de Medellín E.S.P.	EEPPME	Colombia
The Export-Import Bank of Korea	EIBKOR	Korea
EIB Sukuk Co Ltd	EIBUH	Dubai
Centrais Elétricas Brasileiras S.A. - Eletrobras	ELEBRA	Brazil
Embraer SA	EMBRBZ	Brazil
Empresa Nacional del Petróleo	ENAPCL	Chile
Eskom Holdings SOC Limited	ESKOM	South Africa
Fomento Económico Mexicano, S.A.B de C.V	FEMSA	Mexico
Fermaca Enterprises S. de R.L. de C.V.	FERMCA	Mexico
First Gulf Bank PJSC	FGBUH	Abu Dhabi
Fresnillo PLC	FRESLN	Mexico
FirstRand Bank Ltd	FSRSJ	South Africa
Turkiye Garanti Bankasi A.S.	GARAN	Turkey
Open Joint Stock Company Gazprom	GAZPRU	Russia
Golden Eagle Retail Group Ltd.	GERGHK	China
Gerdau S.A.	GGBRBZ	Brazil
GLOBO COMUNICAÇÃO E PARTICIPAÇÕES S.A.	GLOPAR	Brazil
Open Joint Stock Company “Mining and Metallurgical Company Norilsk Nickel”	GMKNRM	Russia
Gazprombank OJSC Via GPB Eurobond Finance PLC	GPBRU	Russia
Gruposura Financial	GRUPOS	Colombia
GS Caltex Corp.	GSCCOR	Korea
Hainan Airlines Co., Ltd.	HAIAIR	Hong Kong
Turkiye Halk Bankasi A.S.	HALKBK	Turkey
Hana Bank	HANABK	Korea
The Hong Kong and China Gas Company Limited	HKCGAS	Hong Kong
Hongkong Land Holdings Ltd.	HKLSP	Hong Kong
Hong Leong Bank Berhad	HLBKMK	Malaysia
Govt of Hong Kong	HONG	Hong Kong
Hutchison Whampoa Limited	HUWHY	Hong Kong
Hyundai Motor Company	HYNMTR	Korea
Hysan Development Company Limited	HYSAN	Hong Kong
Hyundai Capital Services Inc.	HYUCAP	Korea
ICICI Bank Ltd.	ICICI	India
Govt of India	IGB	India
Industrial Bank of Korea	INDKOR	Korea
Republic of Indonesia	INDON	Indonesia
International Petroleum Investment Company PJSC	INTPET	Abu Dhabi

Schedule 4

Indian Oil Corporation Limited	IOCLIN	India
IOI Corp.Bhd	IOIMK	Malaysia
State of Israel /International	ISRAEL	Israel
Israel Electric Corporation Limited	ISRELE	Israel
Itau Unibanco Holding SA/Cayman	ITAU	Brazil
Kasikornbank PCL / Hong Kong	KBANK	Hong Kong
Kasikornbank PCL / Thailand	KBANK	Thailand
KOC Holding AS	KCHOL	Turkey
Kowloon-Canton Railway Corporation	KCRC	Hong Kong
Korea Development Bank	KDB	Korea
Korea Exchange Bank	KEB	Korea
Kia Motors Corp.	KIAMTR	Korea
Coca-Cola FEMSA S.A.B de C.V.	KOF	Mexico
Korea Finance Corporation	KOFCOR	Korea
Korea Hydro & Nuclear Power Co., Ltd.	KOHNPW	Korea
Republic of Korea	KOREA	Korea
KT Corp.	KOREAT	Korea
Korea Resources Corporation	KORESC	Korea
Korea Gas Corp.	KORGAS	Korea
Korea National Oil Corporation	KOROIL	Korea
Korea South-East Power Co., Ltd.	KOSEPW	Korea
Korea Western Power Co., Ltd.	KOWEPW	Korea
Krung Thai Bank Public Company Limited	KTB	Thailand
Li & Fung Limited	LIFUNG	Hong Kong
Lifestyle International Holdings Ltd.	LIHHK	Hong Kong
Lotte Shopping Co., Ltd.	LOTTES	Korea
Open Joint Stock Company Oil company LUKOIL	LUKOIL	Russia
Majid Al Futtaim Holding LLC	MAFUAE	Dubai
Govt of Malaysia	MALAYS	Malaysia
Malayan Banking Berhad	MAYMK	Malaysia
Mersin Uluslararasi Liman Isletmeciligi A.S.	MERSIN	Turkey
Republic of Mexico	MEX	Mexico
Compañía Minera Milpo SAA	MILPOC	Peru
Brazil Minas SPE	MINASG	Brazil
Minsur S.A.	MINSUR	Peru
MTR Corporation Limited	MTRC	Hong Kong
Nonghyup Bank	NACF	Korea
Nan fung International Holdings Limited	NANFUN	Hong Kong
National Bank of Abu Dhabi PJSC	NBADUH	Abu Dhabi
National Federation of Fisheries Coop	NFFSHC	Korea
Noble Group Limited	NOBLSP	Hong Kong
Banco do Nordeste do Brasil SA	NORBRA	Brazil
Myriad International Holdings B.V.	NPNSJ	South Africa
NTPC Ltd.	NTPCIN	India
OAO Novatek	NVTKRM	Russia
Construtora Norberto Odebrecht S.A.	ODBR	Brazil
Oi SA	OIBRBZ	Brazil

Schedule 4

Oil and Natural Gas Corp. Ltd.	ONGCIN	India
Republic Of Panama	PANAMA	Panama
HKT Trust and HKT Limited (6823 HK)	PCCW	Hong Kong
PCCW Limited (8 HK)	PCCW	Hong Kong
Petroleos Mexicanos	PEMEX	Mexico
PT Pertamina (Persero)	PERTIJ	Indonesia
Republic of Peru	PERU	Peru
Petróleo Brasileiro S.A. - Petrobras	PETBRA	Brazil
Petroliam Nasional Berhad	PETMK	Malaysia
Perusahaan Gas Negara Persero Tbk PT	PGASIJ	Indonesia
Republic of the Philippines	PHILIP	Philippines
PhosAgro Bond Funding Limited	PHORRU	Russia
Republic of Poland	POLAND	Poland
PTT Exploration and Production Public Company Limited	PTTEPT	Thailand
PTT Global Chemical Public Company Limited	PTTGC	Thailand
State of Qatar	QATAR	Qatar
Qatar Gas Transport Company Limited (Nakilat) Q.S.C.	QGTS	Qatar
QNB Finance Ltd	QNBK	Qatar
Qtel International Finance Limited	QTELQD	Qatar
Qatar Petroleum	RASGAS	Qatar
Reliance Industries Limited	RILIN	India
Open Joint Stock Company Rosneft Oil Company	ROSNRM	Russia
Russian Agricultural Bank OJSC Via RSHB Capital SA	RSHB	Russia
RZD Capital Limited	RURAIL	Russia
Russian Federation	RUSSIA	Russia
Transnet SOC Limited	SAFTRA	South Africa
Samarco Mineração S.A.	SAMMIN	Brazil
Banco Santander Brasil SA/Cayman Islands	SANBBZ	Brazil
Banco Santander Chile	SANT	Chile
Sasol Financing International Plc	SASOL	South Africa
Sberbank of Russia Via SB Capital SA	SBERRU	Russia
State Bank of India	SBIIN	India
The Siam Commercial Bank Public Company Limited	SCBTB	Thailand
Southern Copper Corp.	SCCO	Mexico
Shinhan Bank	SHNHAN	Korea
Joint Stock Company Gazprom Neft	SIBNEF	Russia
Republic of Singapore	SIGB	Singapore
Sigma Alimentos, S. A. de C. V.	SIGMA	Mexico
Sinochem Hong Kong (group) Company Limited	SINOCH	China
China Petroleum & Chemical Corp.	SINOPC	China
China Petrochemical Corporation	SINOPE	China
Republic of South Africa	SOAF	South Africa
Chemical & Mining Co. of Chile Inc.	SQM	Chile

Schedule 4

Standard Bank PLC	STABAN	South Africa
Sun Hung Kai Properties Limited	SUNHUN	Hong Kong
Swire Properties Limited	SWIPRO	Hong Kong
Swire Pacific Limited	SWIRE	Hong Kong
Abu Dhabi National Energy Company PJSC	TAQAUH	Abu Dhabi
Grupo Televisa, S.A.B.	TELVIS	Mexico
Temasek Financial (I) Limited	TEMASE	Singapore
Tencent Holdings Ltd.	TENCNT	China
Transportadora de Gas del Perú SA	TGPERU	Peru
Kingdom of Thailand	THAI	Thailand
Tingyi Cayman Islands Holding Corp.	TINGYI	China
Rosneft International Holdings Limited	TMENRU	Russia
Oil Transporting Joint Stock Company Transneft	TNEFT	Russia
Consorcio Transmantaro S.A.	TRANSM	Peru
Republic of Turkey	TURKEY	Turkey
Govt of Taiwan	TWGB	Taiwan
Union National Bank PJSC/Abu Dhabi	UNBUH	Abu Dhabi
Open Joint Stock Company Uralkali	URKARM	Russia
Turkiye Vakiflar Bankasi Turk Anonim Ortakligi	VAKBN	Turkey
Vale S.A.	VALEBZ	Brazil
China Vanke Co. Ltd.	VANKE	China
Votorantim Participacoes S.A.	VOTORA	Brazil
VTB Bank	VTB	Russia
Woori Bank	WOORIB	Korea
Yapi Ve Kredi Bankasi AS	YKBNK	Turkey
Yuexiu Property Company Limited	YUEXIU	China

Sovereign bonds issued by the following countries and jurisdictions: Brazil, Chile, China, Colombia, Czech Republic, Hong Kong, India, Indonesia, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, Singapore, South Africa, South Korea, Taiwan, Thailand, Turkey, UAE

Schedule 4

SCHEDULE 5

Exception Report & Transfer Procedures

Within 25 days of the end of each calendar month, each Sub Advisor shall provide the Investment Manager with an exception report (“Exception Report”) detailing specific securities owned in the portfolio with relevant characteristics (e.g. par amount, ratings, etc.) that had their Index status affected during the month by upgrade (departing the Index). With respect to High Yield Assets, the Exception Report shall apply only to those securities being held in the applicable account that had their Index status affected by the ratings upgrade. Upgrades highlighted on the Exception Report, (securities moving from the Sub-Advisor’s Index to investment grade public credit) shall be transferred to the applicable investment grade public credit Sub-Advisor on the 1st business day of the month following the upgrade.

Monthly Client Reporting

Beginning no later than Q3 2014, within 10 business days following each calendar month-end, each Sub-Advisor shall provide a report to the Investment Manager with the following information:

(i)	Relative to Benchmark:

(a)	Total Return – 1M, 3M, YTD, LTM, 3YR, 5YR and Since Inception performance
(b)	Yield to Worst
(c)	Yield to Maturity
(d)	Duration
(e)	OAS
(f)	Weighted average rating
(g)	Industry Analysis with Exposure by Industries
(h)	Credit Quality Analysis
(i)	Asset Class Analysis
(j)	Top Ten Issuer Overweight – (measured on a market value basis)
(k)	Top Ten Issuer Underweight – (measured on a market value basis)

(ii)	Unique to Sub-Advisor Strategy:

(a)	Total Market Value – current, last quarter end, most recent year end
(b)	Performance Attribution – main drivers of performance (ex: security selection, duration, etc.)
(c)	Turnover – current and historical
(d)	Total Holdings
(e)	Out of Index Holdings
(f)	Purchases – include yield, rating, total dollar amount
(g)	Sales – include yield, rating, total dollar amount

Schedule 5

Quarterly Presentation

In addition to above reporting requirements, each Sub-Advisor shall provide on a quarterly basis (generally via telephone or video) a review of economic and market commentary, strategy, performance and attribution with respect to such Sub-Advisor’s asset class. To the extent that the Investment Manager requests that the Sub-Adviser provide such reporting updates in person, the Investment Manager shall be responsible for the Sub-Adviser’s reasonable out-of-pocket travel expenses related thereto.

Schedule 5

SCHEDULE 6

	SyId	SyCode	SyDesc	On Date	Qty	Total Cost	Market Value	Asset Type
1	10015826	FREEPT 7 07/31/24	FREEPOINT ELM RIDGE 7% 07/31/24	11/18/2013	64,376,756	60,127,890	60,127,890	Oil & Gas Royalties - PE
2	10016649	CLAST 2014-1 A1	CLAST 2014-1 A1 5.25% 02/15/29	03/05/2014	34,674,500	34,674,500	34,934,559	Aircraft
3	10016708	RISE 2014-1 A	RISE 2014-1 A 02/15/39	02/11/2014	49,739,583	50,112,630	50,672,201	Aircraft
4	10016707	RISE 2014-1 B	RISE 2014-1 B 02/15/39	02/11/2014	18,403,641	18,541,668	18,771,714	Aircraft
5	10016741	ISRELE 4 05/15/27	ISRAEL ELECTRIC 4% 05/15/27	02/25/2014	3,000,000,000	24,955,960	24,856,224	Corporate Bond in VPM
6		SLMA 2007-A C1	SLMA 2007-A C1	4/22/2014	7,940,000	6,629,900	6,629,900	Student Loan

Totals					3,175,134,480	195,042,549	195,992,487

Schedule 6

EXHIBIT A

FORM OF MASTER SUB-ADVISORY AGREEMENT ADDENDUM

This Master Sub-Advisory Agreement Addendum is made this [●] day of [●], 201[●] (this “Addendum”), by and among Athene Asset Management, L.P., a Cayman Islands exempted limited partnership (the “Investment Manager”), Apollo Capital Management, L.P., a Delaware limited partnership (“ACM”), Apollo Global Real Estate Management, L.P., a Delaware limited partnership (“AGREM”), ARM Manager LLC, a Delaware limited liability company (“ARM”), Apollo Longevity, LLC, a Delaware limited liability company (“ALL”) and Apollo Emerging Markets, LLC, a Delaware limited liability company (“AEM”, and, together with ACM, AGREM, ARM and ALL, the “Sub-Advisors”) pursuant to that certain Amended and Restated Master Sub-Advisory Agreement, dated as of [●] (as amended, supplemented or modified from time to time, the “Master Sub-Advisory Agreement”), by and among the Investment Manager and the Sub-Advisors. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Sub-Advisory Agreement.

WHEREAS, the Investment Manager and the Sub-Advisors entered into the Master Sub-Advisory Agreement pursuant to which the Investment Manager retained the Sub-Advisors to manage an investment portfolio of one or more Accounts;

WHEREAS, the Investment Manager serves as investment manager to one or more accounts as may be designated by [Company Name], a [life] insurance company domiciled in [State or other jurisdiction] (“[Company Name]”), as subject to the Investment Manager’s management, pursuant to an Investment Management Agreement dated as of [date], with authority to delegate any of its rights and obligations thereunder to one or more sub-advisors;

WHEREAS, the Investment Manager desires to retain each Sub-Advisor, upon the terms and conditions set forth in this Addendum and in accordance with the Master Sub-Advisory Agreement, to provide advice with respect to the Accounts of [Company Name] accounts (the “[Company Name] Accounts”, which, for the avoidance of doubt, shall be deemed to be an “Account” as such term is defined in the Master Sub-Advisory Agreement), and each Sub-Advisor desires to so act;

WHEREAS, this [Company Name] Addendum shall be attached to and become a part of the Master Sub-Advisory Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Appointment of Sub-Advisors; Delegation of Obligations of Investment Manager to Sub-Advisors. On the terms and subject to the conditions set forth herein and in the Master Sub-Advisory Agreement, the Investment Manager hereby appoints each Sub-Advisor as a sub-investment advisor of the [Company Name] Account with authority with respect to the investment and reinvestment of the funds and assets of the [Company Name] Account, and each Sub-Advisor accepts such appointment.

Exhibit A

2. [Additional Terms]. [Insert additional terms and conditions which modify the Master Sub-Advisory Agreement.]

3. Termination. The terms and provisions of this [Company Name] Addendum shall apply to all transactions with respect to the [Company Name] Account from the date of this [Company Name] Addendum and this [Company Name] Addendum shall continue in effect until terminated by the Investment Manager on the one hand, or the Sub-Advisors collectively on the other hand, without penalty, by the terminating party giving notice to the other party in accordance with the termination provisions contained in Section 7 of the Master Sub-Advisory Agreement.

4. No Assignment. This [Company Name] Addendum may only be assigned in accordance with the assignment restrictions contained in Section 10 of the Master Sub-Advisory Agreement, which section shall apply equally to this [Company Name] Addendum.

5. Addendum to Master Sub-Advisory Agreement. This [Company Name] Addendum constitutes an Addendum to the Master Sub-Advisory Agreement (as such term is defined in Section 1 of the Master Sub-Advisory Agreement). This [Company Name] Addendum shall be deemed to be attached to and become a part of the Master Sub-Advisory Agreement and the terms of the Master Sub-Advisory Agreement shall be amended, supplemented or modified by the terms of this [Company Name] Addendum as applicable. Any reference to “this Agreement” in the Master Sub-Advisory Agreement shall be deemed to include the terms set forth in this [Company Name] Addendum.

*    *    *    *    *

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective duly authorized officers as of the date and year first above written.

ATHENE ASSET MANAGEMENT, L.P.
By: AAM Ltd., its General Partner

Name:	James R. Belardi
Title:	Chief Executive Officer

APOLLO CAPITAL MANAGEMENT, L.P.

By: Apollo Capital Management, GP, LLC, its General Partner

Name:
Title:

APOLLO GLOBAL REAL ESTATE MANAGEMENT, L.P.

By: Apollo Global Real Estate Management GP, LLC, its General Partner

Name:
Title:

ARM MANAGER LLC

Name:
Title:

APOLLO LONGEVITY, LLC

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management, GP, LLC, its General Partner

Name:
Title:

APOLLO EMERGING MARKETS, LLC

By: Apollo Capital Management, L.P., its sole member

By: Apollo Capital Management, GP, LLC, its General Partner

Name:
Title:

Exhibit A